Exhibit 99
Contact:
Kearstin Patterson
Associate Director, Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com
BioMimetic Therapeutics Closes on Transaction to Sell Remaining Dental Business
Franklin, Tenn, — January 7, 2008 — BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) announced today that they have closed on the transaction with Luitpold Pharmaceuticals Inc., under which BioMimetic has sold the remainder of its dental business, including the downstream formulation, fill and finish manufacturing rights of GEM 21S, to Luitpold. Luitpold will market the GEM 21S product through its Osteohealth Company division. BioMimetic will receive $40 million in cash as a result of the transaction, plus approximately $4 million in cash from the sale of existing inventory, and royalty payments based on net sales of GEM 21S and future products in the dental and cranio-maxillofacial field. As part of the closing, BioMimetic has received an initial $15 million payment with another $15 million to be paid within 60 days of the closing. Additionally, $6 Million will be paid not later than 18 months from close and the remaining $4 Million to be paid no later than year-end 2009.
About BioMimetic Therapeutics
BioMimetic Therapeutics, Inc. is developing and commercializing bio-active recombinant protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, spine and sports injury applications. BioMimetic received marketing approval from the FDA for its first product, GEM 21S, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of its platform technology in this indication. Additionally, the Company has clinical trials ongoing with its product candidates GEM OS1 and GEM OS2 in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist. The Company’s product and lead product candidates all combine recombinant protein therapeutics with tissue specific scaffolds to actively stimulate tissue healing and regeneration.

About Osteohealth Company
Osteohealth Company is a division of Luitpold Pharmaceuticals, Inc. which is a group company of Daiichi Sankyo Co., Ltd. of Japan. Since 1994, Osteohealth Company has been proudly marketing bone grafting and tissue regeneration products used by dental professionals throughout the world. The company’s overriding goal is to develop and distribute, with professionalism and integrity, products of the highest quality that have been scientifically and clinically proven to enhance patient care. For further information about Osteohealth Company please visit www.osteohealth.com.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product candidates, unproven preclinical and clinical development activities, regulatory oversight and approval, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.
For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.